EXHIBIT 10.2

EXECUTION VERSION

GUARANTY

dated as of November 7, 2018

Section 1.01.                          Guaranty.

(a)                                 Subject to the terms and conditions hereof, including but not limited to Section 1.08 below, Cannae Holdings, Inc. (the “Guarantor”) hereby, absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether by acceleration, demand or otherwise, of all present and future obligations payable by Cannae Funding, LLC (the “Obligor”) to the Administrative Agent, for the benefit of the Lenders on a Pro Rata Basis (the “Beneficiary”), under the terms of that certain margin loan agreement, dated as of November 7, 2018 (the “Loan Agreement”), between the Obligor, Credit Suisse AG, Cayman Islands Branch, as administrative agent, Credit Suisse Securities (USA) LLC, as calculation agent, and the lenders form time to time party thereto and the Security Agreement provided that such obligations become due and payable prior to the Guarantee Termination Date (such obligations, the “Guaranteed Obligations”).  For the avoidance of doubt, amounts that may be paid-in-kind shall not be deemed due and payable until they are required to be paid in cash. Without limiting the generality of the foregoing, the liability of the Guarantor shall extend to all amounts that constitute part of the Guaranteed Obligations and would be payable by the Obligor to the Beneficiary under or in respect of the Margin Loan Documentation giving rise to such Guaranteed Obligations (collectively, the “Guaranteed Documents”) but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Obligor.  This Guaranty is a guaranty of payment and not of collection.

(b)                                 Each of the Guarantor, and by its acceptance of this Guaranty, the Beneficiary, hereby confirm that it is the intention that this Guaranty and the Guaranteed Obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of the Guarantor hereunder.  To effectuate the foregoing intention, the Beneficiary and the Guarantor hereby irrevocably agree that the Guaranteed Obligations of the Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of the Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under the Debtor Relief Laws or any comparable provision of applicable Law.

Section 1.02.                          Guaranty Absolute.  The Guarantor guarantees that its Guaranteed Obligations will be paid in accordance with the terms of the Guaranteed Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Beneficiary with respect thereto.  The Obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of the Obligor under or in respect of the Guaranteed Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Obligor or whether the Obligor is joined in any such action or actions.  The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional, and the Guarantor hereby irrevocably waives any defenses (other than payment in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way relating to any or all of the following:

(a)                                 any lack of validity or enforceability of any Guaranteed Document or any agreement or instrument relating thereto;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other Obligations of the Obligor under or in respect of the Guaranteed Documents, or any other amendment or waiver of or any consent to departure from any Guaranteed Document, including, without limitation, any increase in its Guaranteed Obligations resulting from the extension of additional credit to the Obligor;

(c)                                  any taking, exchange, release or non-perfection of the Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Guaranteed Obligations;

(d)                                 any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of its Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of its Guaranteed Obligations or any other assets of the Obligor;

(e)                                  any change, restructuring or termination of the corporate structure or existence of the Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Obligor or the Guarantor, or its assets or any resulting discharge of any obligation of the Obligor or the Guarantor contained in the Guaranteed Documents;

(f)                                   any failure of the Beneficiary to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Obligor now or hereafter known to the Beneficiary (the Guarantor waiving any duty on the part of the Beneficiary to disclose such information);

(g)                                  the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to its Guaranteed Obligations; or

(h)                                 any other circumstance or any existence of or reliance on any representation by the Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Obligor or any other guarantor or surety other than satisfaction in full of the Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guarantor’s Guaranteed Obligations is rescinded or must otherwise be returned by the Beneficiary or any other Person upon the insolvency, bankruptcy or reorganization of the Obligor or the Guarantor, all as though such payment had not been made.

Section 1.03.                          Waiver and Acknowledgments.

(a)                                 The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of its Guaranteed Obligations and this Guaranty (other than any demand, presentment or notice expressly required by the Guaranteed Documents) and any requirement that the Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Obligor or any other Person or any Collateral.

(b)                                 The Guarantor hereby acknowledges that this Guaranty is continuing in nature and applies to all of its Guaranteed Obligations, whether existing now or in the future.

(c)                                  The Guarantor hereby unconditionally and irrevocably waives any defense arising by reason of any claim or defense based upon an election of remedies by the Beneficiary that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Obligor, any other guarantor or any other Person or any Collateral and any defense based on any right of set-off or counterclaim against or in respect of any Obligations of the Guarantor under this Guaranty; provided that the Guarantor shall be entitled to exercise or assert, as the case may be, any right, claim or defense that is available to the Obligor other than any right, claim or defense arising out of a bankruptcy or similar proceeding with respect to Obligor.

(d)                                 The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Beneficiary to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Obligor now or hereafter known by the Beneficiary.

(e)                                  The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements and other accommodations contemplated by the Guaranteed Documents and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

(f)                                   The Beneficiary shall not be obligated to file any claims relating to the Obligations in the event that the Obligor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Beneficiary to so file shall not affect the Guarantor’s obligations under this Guaranty.

Section 1.04.                          Expenses.  The Guarantor will pay on demand (without duplication) all out-of-pocket expenses, including the reasonable fees and disbursements of the Beneficiary’s counsel, incurred in the enforcement or protection of the rights of the Beneficiary under this Guaranty; provided that the Guarantor shall not be liable for any expenses of the Beneficiary if no payment under this Guaranty is due.

Section 1.05.                          Subrogation.  The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Obligor or any insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s Guaranteed Obligations under or in respect any Guaranteed Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Beneficiary against any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Obligor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the date of termination of the Facility.  If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the date of termination of the Facility and (b) the Maturity Date, such amount shall be received and held in trust for the benefit of the Beneficiary, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Beneficiary in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guarantor’s Guaranteed Obligations and all other amounts payable by it under this Guaranty, whether matured or unmatured, in accordance with the terms of the Guaranteed

Documents, or to be held as Collateral for any of the Guarantor’s Guaranteed Obligations or other amounts payable by it under this Guaranty thereafter arising.  If (i) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (ii) the Maturity Date shall have occurred, the Beneficiary will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

Section 1.06.                          Payment Free and Clear of Taxes.  Any and all payments by the Guarantor under this Guaranty shall be made in accordance with the provisions of this Guaranty, including the provisions of Section 2.10 of the Loan Agreement (and the Guarantor shall make such payments of Taxes, Indemnified Taxes or Other Taxes to the extent described in Section 2.10 of the Loan Agreement), as though such payments were made by the Obligor.  Any obligation of the Obligor under Section 2.10 of the Loan Agreement to pay any additional amounts to, or indemnify, any Lender for any taxes that are required to be withheld or deducted from payments made to any Lender or to pay for, or indemnify any Lender for, any stamp and other similar taxes, shall apply mutatis mutandis (and without duplication) to each Guarantor with respect to this Guaranty and payments made hereunder.

Section 1.07.                          No Waiver; Remedies.  No failure on the part of the Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 1.08.                          Termination.  This Guaranty shall remain in full force and effect, and be binding upon the Guarantor and its successors and permitted assigns, and inure to the benefit of the Beneficiary and its successors and permitted assigns, until the earlier of (x) the payment in full in Dollars of all Obligations and the satisfactory performance and/or payment of all other obligations under the Margin Loan Documentation, and all Commitments shall have terminated or expired or (y) the date that is one (1) year following the Closing Date (such date, the “Guarantee Termination Date”); provided, however, that at any point in time following the date that is eight (8) months following the Closing Date, at which the “current public information” conditions set forth in Rule 144(c)(1) under the Securities Act of 1933, as amended, are satisfied with respect to the Issuer, this Guaranty shall not be enforceable by the Beneficiary at such time.  For the avoidance of doubt, if at any point prior to the date that is one (1) year following the Closing Date the “current public information” conditions set forth in Rule 144(c)(1) under the Securities Act of 1933, as amended, are not satisfied with respect to the Issuer, this Guaranty shall be enforceable by the beneficiary in accordance with its terms.  Notwithstanding anything herein or in the Margin Loan Documentation to the contrary, following the termination in accordance with this Section 1.08 (or at any time this Guaranty is unenforceable hereunder), the Guarantor shall have no liability (in contract or otherwise) to the Beneficiary (or its successors or permitted assigns), including, without limitation, for any breach of, under or in connection with this Guaranty or any Margin Loan Documentation, including, without limitation, Articles 3, 5 and 6 of the Margin Loan Agreement.

Section 1.09.                          Assignments under this Guaranty.  This Guaranty shall be binding upon the Guarantor, its successors and assigns, and inure to the benefit of and be enforceable by the Beneficiary and its permitted successors, transferees and assigns.  The Guarantor shall have no right to assign its rights hereunder or any interest herein without the prior written consent of the Beneficiary.

Section 1.10.                          Limitation of Liability.  Notwithstanding anything to the contrary contained herein or in the Loan Agreement, whether express or implied, the Guarantor shall in no event be required to pay or be liable to the Beneficiary for any consequential, indirect or punitive damages, opportunity costs or lost profits.

Section 1.11.                          GOVERNING LAW; JURISDICITON.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.  The Guarantor hereby irrevocably consents to, for the purposes of any proceeding arising out of this Guaranty, the jurisdiction of the courts of the State of New York and the United States District Court located in the borough of Manhattan in New York City.

Section 1.12.                          Miscellaneous.

(a)                                 Defined Terms.  Capitalized terms used but not defined herein have the respective meaning given to such terms in the Loan Agreement.

(b)                                 Integration. This Guaranty (i) shall supersede any prior or contemporaneous representation, statements or agreements, oral or written, made by or between the Guarantor and the Beneficiary with regard to the subject matter hereof and (ii) may be amended only by a written instrument executed by the Guarantor and the Beneficiary.

(c)                                  Severability. If at any time any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained in this Guaranty shall not in any way be affected or impaired (it being further understood and agreed that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(d)                                 Counterparts. Delivery of an executed signature page of this Guaranty by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

(e)                                  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENTATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 1.13.                          Representation and Warranties, The Guarantor (x) represents and warrants to beneficiary that any representations and warranties with respect to the Guarantor contained in the Loan Agreement are true and correct and (y) covenants to the Beneficiary that it will comply with any covenants in the Loan Agreement expressly applicable to the Guarantor.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty by its duly authorized officer as of the day first above written.

CANNAE HOLDINGS, INC.

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary